Exhibit 99.1

COPT Defense Prices $400 Million of 4.500% Senior Notes due 2030

COLUMBIA, MD (BUSINESS WIRE) September 23, 2025 – COPT Defense Properties (NYSE: CDP) (“COPT Defense” or the “Company”) announced that its operating partnership, COPT Defense Properties, L.P. (the “Operating Partnership”), priced an underwritten public offering (the “Offering”) of $400 million of 4.500% Senior Notes due 2030 (the “2030 Notes”). The Company will fully and unconditionally guarantee the Operating Partnership’s obligations under the 2030 Notes. The Offering is expected to close on October 2, 2025, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities, LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, and KeyBanc Capital Markets Inc., are acting as joint book-running managers for the Offering. Additionally, M&T Securities, Inc. is acting as a co-manager for the Offering.

The Operating Partnership intends to use the net proceeds from the Offering for general corporate purposes, including, without limitation, the repayment at maturity of its 2.250% Senior Notes due 2026 and paying down amounts outstanding under its unsecured revolving credit facility and an existing term loan. Pending such use, the net proceeds may be invested in interest-bearing accounts.

FOR IMMEDIATE RELEASE

The 2030 Notes will be issued pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. A written prospectus and prospectus supplement relating to the Offering, when available, may be obtained by contacting:

•	Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, by calling toll-free at 1-800-645-3751, or by emailing wfscustomerservice@wellsfargo.com; or

•	PNC Capital Markets LLC, 300 Fifth Avenue, 10th Floor, Pittsburgh, PA 15222, Attn: Securities Settlement, by calling toll-free at 1-855-881-0697, or by emailing pnccmprospectus@pnc.com; or

•	TD Securities (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, NY 10017, Attn: DCM-Transaction Advisory, by calling toll-free at 1-855-495-9846.

You may also get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities, blue sky or other laws of any such state or other jurisdiction.

About COPT Defense

COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of June 30, 2025, the Company’s Defense/IT Portfolio of 198 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.6 million square feet.

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Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Source: COPT Defense Properties

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